Exhibit 10.2(a)

EXECUTION VERSION

REFINANCING AMENDMENT TO FIRST LIEN TERM LOAN CREDIT AGREEMENT, dated as of August 13, 2018 (this “Refinancing Amendment”), by and among BJ’s Wholesale Club, Inc., as the Borrower (the “Borrower”), BJ’s Wholesale Club Holdings, Inc. (formerly known as Beacon Holding Inc.), as Holdings (“Holdings”), each of the other Loan Parties that are party hereto, Nomura Corporate Funding Americas, LLC (“Nomura”), as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), each Lender party hereto with 2018 Other Term Commitments (as defined below) (the “2018 Other Term Lenders”) and each other Lender party hereto. The joint lead arrangers and joint lead bookrunners for this Refinancing Amendment are Nomura Securities International, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its designated affiliates), Deutsche Bank Securities Inc., Jefferies Finance LLC and Wells Fargo Securities, LLC (in such capacities, the “Refinancing Amendment Arrangers”).

WHEREAS, the Borrower, Holdings, the Lenders party thereto and the Administrative Agent are parties to that certain First Lien Term Loan Credit Agreement, dated as of February 3, 2017 (as amended, restated, amended and restated, supplemented and/or otherwise modified through the date hereof, the “Credit Agreement”), pursuant to which such Lenders have extended credit to the Borrower;

WHEREAS, pursuant to Section 2.07 of the Credit Agreement, the Borrower intends to prepay the Term Loans (as defined in the Credit Agreement) on or prior to the First Refinancing Amendment Effective Date (as defined below) (but prior to giving effect to this Refinancing Amendment) in an aggregate amount equal to $350,000,000 (the “First Refinancing Amendment Prepayment”);

WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested to refinance and replace all existing Tranche B Term Loans incurred prior to the date hereof and outstanding immediately prior to the First Refinancing Amendment Effective Date and after giving effect to the First Refinancing Amendment Prepayment (such Term Loans, the “Existing Term Loans” and the Lenders holding such Term Loans, the “Existing Term Lenders”) with the proceeds of the 2018 Other Term Loans (as defined below) and certain cash on hand of the Borrower (the “Cash on Hand of the Borrower”);

WHEREAS, in accordance with the provisions of Section 2.19 of the Credit Agreement and the terms herein and subject only to the conditions set forth in Section 5 below, the Borrower, Holdings, each of the other Loan Parties that are party hereto, the 2018 Other Term Lenders and the Administrative Agent wish to enter into and effect this Refinancing Amendment with respect to the Borrower’s request above;

WHEREAS, the Lenders party hereto wish to amend certain provisions of the Credit Agreement as hereinafter provided, on the terms, and subject only to the conditions in Section 5, set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Sections 1.02 through 1.08 (inclusive) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 2    Term Loan Refinancing Amendment.

(a)    As used herein:

(i)     “2018 Other Term Commitment” means, with respect to each 2018 Other Term Lender, the commitment of such Lender to make 2018 Other Term Loans as set forth on Schedule 2.01 hereto. On the First Refinancing Amendment Effective Date, the aggregate amount of 2018 Other Term Commitments is $ 1,537,733,909.31.

(ii)    “2018 Other Term Lenders” has the meaning set forth in the recitals hereof and includes, for the avoidance of doubt, the New 2018 Other Term Lender (as defined below).

(iii)    “2018 Other Term Loans” means the term loans made to the Borrower on the First Refinancing Amendment Effective Date in accordance with Section 2(c) hereof. On the First Refinancing Amendment Effective Date (after giving effect to this Refinancing Amendment and subject to the funding in full of the 2018 Other Term Loans), the aggregate outstanding principal amount of the 2018 Other Term Loans shall be $ 1,537,733,909.31.

(iv)    “Amended Credit Agreement” means the Credit Agreement as amended hereby and as the same may be further amended, amended and restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof.

(v)    “Conversion Amount” means as to any Converting Lender, the final amount of such Converting Lender’s 2018 Other Term Commitment on the First Refinancing Amendment Effective Date. For the avoidance of doubt, the Conversion Amount of any Converting Lender shall not exceed (but may be less than) the outstanding principal amount of such Converting Lender’s Existing Term Loans. The Conversion Amount will be determined by the Administrative Agent in consultation with the Borrower and all such determinations (absent manifest error) shall be final, conclusive and binding on the Administrative Agent, the Borrower, the Lenders and the other Secured Parties, and the Administrative Agent and the Borrower shall have no liability to any Person with respect to any such determination.

(vi)    “Converting Lenders” means each Existing Term Lender that (a) executes this Refinancing Amendment by selecting option A on its signature page hereto and (b) has a 2018 Other Term Commitment.

(vii)    “Non-Converting Lenders” means each Existing Term Lender that is not a Converting Lender.

(viii)    “Non-Converting Portion” means, with respect to any Converting Lender whose Conversion Amount is less than the outstanding principal amount of its Existing Term Loans on the First Refinancing Amendment Effective Date, the excess (if any) of the aggregate principal amount of such Converting Lender’s Existing Term Loans over its 2018 Other Term Commitment. For the avoidance of doubt, if there is no such excess, the Non-Converting Portion with respect to such Converting Lender will be zero. The Non-Converting Portion will be determined by the Administrative Agent in consultation with the Borrower and all such determinations (absent manifest error) shall be final, conclusive and binding on the Administrative Agent, the Borrower, the Lenders and the other Secured Parties, and the Administrative Agent and the Borrower shall have no liability to any Person with respect to any such determination.

(b)    For the avoidance of doubt, (i) this Refinancing Amendment constitutes a “Refinancing Amendment” pursuant to which a new Term Facility and Class of Other Term Loans is established pursuant to Section 2.19 of the Credit Agreement and (ii) from and after the First Refinancing Amendment Effective Date (as hereinafter defined) and upon funding by Lender of the 2018 Other Term Loans in full to the Borrower, (A) each reference to “Tranche B Term Loan” in the Credit Agreement (as amended pursuant to Section 3 hereof) and the other Loan Documents shall be deemed to refer to, and constitute, the 2018 Other Term Loans (or a Borrowing thereof, as appropriate) established pursuant to this Refinancing Amendment, (B) each 2018 Other Term Lender shall constitute a “Lender” and a “Tranche B Term Loan Lender” as defined in the Credit Agreement (as amended pursuant to Section 3 hereof), (C) each reference to a “Tranche B Term Loan Commitment” in the Credit Agreement (as amended pursuant to Section 3 hereof) shall be deemed to refer to, and constitute, a 2018 Other Term Commitment, and (D) each reference to “Tranche B Term Loan Facility” in the Credit Agreement (as amended pursuant to Section 3 hereof) and the other Loan Documents shall be deemed to refer to, and constitute, the Term Facility consisting of 2018 Other Term Loans established pursuant to this Refinancing Amendment.

(c)    On the terms, and subject only to the conditions set forth in Section 5, hereof (including the occurrence of the First Refinancing Amendment Effective Date),

(i)    Nomura (in such capacity, the “New 2018 Other Term Lender”) will make an Other Term Loan to the Borrower (the “New 2018 Other Term Loan”) in a principal amount equal to its 2018 Other Term Commitment on the First Refinancing Amendment Effective Date; and

(ii)    each 2018 Other Term Lender (other than Nomura) will make Other Term Loans to the Borrower on the First Refinancing Amendment Effective Date in a principal amount equal to its 2018 Other Term Commitment on the First Refinancing Amendment Effective Date.

(d)    The Administrative Agent has notified each 2018 Other Term Lender of its 2018 Other Term Commitment and each 2018 Other Term Lender, by providing its executed counterpart to this Refinancing Amendment to the Administrative Agent, (x) agrees to (1) its 2018 Other Term Commitment and/or (2) the Term Loan Conversion (as defined below), as applicable, and (y) consents to the terms of this Refinancing Amendment, the Credit Agreement (after giving effect to this Refinancing Amendment) and the other Loan Documents.

(e)    On the First Refinancing Amendment Effective Date, all then outstanding Existing Term Loans shall be repaid in full with the proceeds of the 2018 Other Term Loans and the Cash on Hand of the Borrower, as follows:

(i)    the outstanding aggregate principal amount of Existing Term Loans of each Converting Lender (other than any Non-Converting Portion of such Converting Lender, if any) shall automatically be converted (the “Term Loan Conversion”) into Other Term Loans (each, a “2018 Converted Other Term Loan”) in a principal amount equal to such Converting Lender’s Conversion Amount;

(ii)    to the extent the outstanding principal amount of the Existing Term Loans of any Converting Lender exceeds its Conversion Amount, such Existing Term Lender shall be repaid in cash with the proceeds of the 2018 Other Term Loans and the Cash on Hand of the Borrower in an amount equal to its Non-Converting Portion (if any); and

(iii)    the outstanding aggregate principal amount of Existing Term Loans of each Non-Converting Lender shall be repaid in full in cash with the proceeds of the 2018 Other Term Loans and the Cash on Hand of the Borrower.

(f)    Each 2018 Other Term Lender hereby agrees to “fund” its 2018 Other Term Loans in an aggregate principal amount equal to such 2018 Other Term Lender’s 2018 Other Term Commitment, as follows:

(i)    each Converting Lender shall fund its 2018 Converted Other Term Loan to the Borrower by converting all or a portion of its then outstanding principal amount of Existing Term Loans into a 2018 Converted Other Term Loan in a principal amount equal to its Conversion Amount; and

(ii)    the New 2018 Other Term Lender shall fund in cash an amount equal to its 2018 Other Term Commitment to the Borrower.

(g)    On the First Refinancing Amendment Effective Date, the Borrower shall pay in cash (x) all accrued but unpaid interest, fees and premiums (if any) owing with respect to the Existing Term Loans to (but excluding) the First Refinancing Amendment Effective Date and (y) to each Existing Term Lender, any amounts due under Section 2.13 of the Credit Agreement.

(h)    Promptly following the First Refinancing Amendment Effective Date (and the funding in full of the applicable 2018 Other Term Loans), all Notes, if any, evidencing the Existing Term Loans shall be cancelled and returned to the Borrower, and any 2018 Other Term Lender may request that its 2018 Other Term Loan be evidenced by a Note pursuant to Section 2.05 of the Credit Agreement (as amended hereby).

(i)    Notwithstanding anything to the contrary contained in the Credit Agreement, the proceeds of the 2018 Other Term Loans and the Cash on Hand of the Borrower will be used, in part, to repay the outstanding amount of all Existing Term Loans on the First Refinancing Amendment Effective Date and to pay fees, costs and expenses in connection therewith and this Refinancing Amendment.

(j)    The New 2018 Other Term Lender hereby (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to become a Lender under this Refinancing Amendment and the Credit Agreement (as amended hereby), (B) from and after the First Refinancing Amendment Effective Date, it shall be bound by the provisions hereof and of the Credit Agreement (as amended hereby) as a Lender hereunder and thereunder and, to the extent of its 2018 Other Term Commitments and New 2018 Other Term Loans, shall have the obligations of a Lender hereunder and thereunder and (C) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Refinancing Amendment and to provide its 2018 Other Term Commitments and to make the New 2018 Other Term Loans and it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (ii) agrees that (A) if it is a Foreign Lender, it will promptly (and no later than the First Refinancing Amendment Effective Date) deliver to the Administrative Agent and the Borrower any information that is required to be delivered by it pursuant to Section 2.14(5) of the Amended Credit Agreement, (B) it will, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement and (C) it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(k)    The Borrower hereby consents, for purposes of Section 10.04(2)(a)(i) of the Credit Agreement (as amended hereby), to the assignment on or within ninety (90) days of the First Refinancing Amendment Effective Date of any New 2018 Other Term Loans by Nomura, as a 2018 Other Term Lender, to (A) any Person that was an Existing Term Lender on the First Refinancing Amendment Effective Date (immediately prior to giving effect thereto) or (B) any eligible Assignee separately identified, and acceptable, to the Borrower, and in each case of the preceding clauses (A) and (B), with respect to each such Person or eligible Assignee, in an amount separately identified, and acceptable, to the Borrower.

SECTION 3    Amendments to the Credit Agreement. Each of the parties hereto (which, for the avoidance of doubt, after giving effect to the incurrence of the 2018 Other Term Loans, includes the

Required Lenders) agrees that, effective on the First Refinancing Amendment Effective Date (immediately after giving effect to incurrence of the 2018 Other Term Loans), the Credit Agreement shall be amended as follows:

(a)    The definition of “Adjusted LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the greater of (1) the LIBO Rate in effect for such Interest Period divided by one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any, and (2) solely in respect of Tranche B Term Loans, 0.00%.

(b)    The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (1) thereof as follows:

(1)    with respect to any Tranche B Term Loans made on the First Refinancing Amendment Effective Date, (i) until delivery of financial statements for the first full fiscal quarter ending after the First Refinancing Amendment Effective Date pursuant to Section 5.04(2), (a) for ABR Loans, 2.00% and (b) for Eurocurrency Loans, 3.00%, and (ii) thereafter, the following percentages per annum, based upon the Senior Secured First Lien Net Leverage Ratio as set forth in the most recent officer’s certificate received by the Administrative Agent pursuant to Section 5.04(3):

Pricing Level	Senior Secured First Lien Net Leverage Ratio	For Eurocurrency Loans	For ABR Loans
1	>3.00:1.00	3.00%	2.00%
2	≤3.00:1.00	2.75%	1.75%

Any increase or decrease in the Applicable Margin pursuant to clause (ii) above resulting from a change in the Senior Secured First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date an officer’s certificate is delivered pursuant to Section 5.04(3); provided that if notification is provided to the Borrower that the Administrative Agent or the Required Lenders have so elected, with respect to Tranche B Term Loans, “Pricing Level 1” shall apply (x) as of the first Business Day after the date on which an officer’s certificate was required to have been delivered pursuant to Section 5.04(3) but was not delivered, and shall continue to so apply to and including the date on which such officer’s certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(3) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply);

(c)    The definition of “Class” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

As of the First Refinancing Amendment Effective Date, after giving effect to the First Refinancing Amendment and the funding of Term Loans thereunder, there is one Term Facility and one Class of Term Loans, the Tranche B Term Loans (after giving effect to the First Refinancing Amendment).

(d)    The definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘Commitment’ means the Tranche B Term Loan Commitments. On the Closing Date, the aggregate amount of Commitments of all Term Loans is $1,925.0 million. On the First Refinancing Amendment Effective Date, the aggregate amount of Commitments of all Term Loans is $1,537,733,909.31 million.

(e)    The definition of “Interest Period” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (4) thereof as follows:

(4)     the initial Interest Period, commencing on the First Refinancing Amendment Effective Date, will end on September 13, 2018.

(f)    The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “Closing Date” appearing in clause (1) thereof and inserting the text “First Refinancing Amendment Effective Date” in lieu thereof.

(g)    The definition of “Term Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Facility” means the facility and commitments utilized in making Term Loans hereunder. On the Closing Date, there is one Term Facility, the Tranche B Term Loan Facility. On the First Refinancing Amendment Effective Date, after giving effect to the First Refinancing Amendment and the funding of Term Loans thereunder, there is one Term Facility, the Tranche B Term Loan Facility (after giving effect to the First Refinancing Amendment). Following the establishment of any Incremental Term Loans (other than an increase to an existing Term Facility), Other Term Loans (other than under the First Refinancing Amendment) or Extended Term Loans, such Incremental Term Loans, Other Term Loans or Extended Term Loans will be considered a separate Term Facility hereunder.”

(h)    The definition of “Term Loans” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “Closing Date” appearing therein and inserting the text “First Refinancing Amendment Effective Date” in lieu thereof.

(i)    The definition of “Tranche B Term Loan Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Tranche B Term Loan Commitment’ means as to each Tranche B Term Loan Lender, the commitment of such Lender to make Tranche B Term Loans as set forth on Schedule 2.01. On the Closing Date, the aggregate amount of Tranche B Term Loan Commitments is $1,925.0 million. On the First Refinancing Amendment Effective Date, the aggregate amount of Tranche B Term Loan Commitments is $1,537,733,909.31 million.”

(j)    The definition of “Tranche B Term Loans” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Tranche B Term Loans” means (i) prior to the First Refinancing Amendment Effective Date, the term loans made to the Borrower on the Closing Date pursuant to Section 2.01(1) and (ii) thereafter, the term loans made to the Borrower on the First Refinancing Amendment Effective Date pursuant to the First Refinancing Amendment.

(k)    Section 1.01 of the Credit Agreement is hereby amended by adding the following in the appropriate alphabetical order:

(i)    “First Refinancing Amendment” means that certain Refinancing Amendment to First Lien Term Loan Credit Agreement, date as of the First Refinancing Amendment Effective Date, by and among Holdings, the Borrower, the other Loan Parties that are party thereto, the Lenders party thereto and each Agent.

(ii)    “First Refinancing Amendment Effective Date” means August 13, 2018.

(l)    Section 2.01(1) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(1)    Subject to, and in accordance with, the terms and conditions set forth in the First Refinancing Amendment, each Tranche B Term Loan Lender severally agrees to make to the Borrower Tranche B Term Loans denominated in Dollars equal to such Tranche B Term Loan Lender’s Tranche B Term Loan Commitment on the First Refinancing Amendment Effective Date.

(m)    Section 2.06(1) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(1)    The Borrower will repay to the Administrative Agent for the ratable account of the applicable Lenders with Tranche B Term Loans on the last Business Day of each fiscal quarter of the Borrower, commencing with the last Business Day of the fiscal quarter of the Borrower ending on or about September 30, 2018, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans funded on the First Refinancing Amendment Effective Date, which payments will be reduced as a result of the application of prepayments of Tranche B Term Loans in accordance with the order of priority set forth in Section 2.07 or 2.08, as applicable (each such date being referred to as an “Original Term Loan Installment Date”);

(n)    Section 2.06(2) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(2)     In the event that any Incremental Term Loans are made, the Borrower will repay Borrowings consisting of Incremental Term Loans on the dates (each an “Incremental Term Loan Installment Date”) and in the amounts set forth in the applicable Incremental Facility Amendment, (b) in the event that any Other Term Loans (other than pursuant to the First Refinancing Amendment) are made, the Borrower will repay Borrowings consisting of such Other Term Loans on the dates (each an “Other Term Loan Installment Date”) and in the amounts set forth in the applicable Refinancing Amendment and (c) in the event that any Extended Term Loans are made, the Borrower will repay Borrowings consisting of Extended Term Loans on the dates (each an “Extended Term Loan Installment Date”) and in the amounts set forth in the applicable Extension Amendment;

(o)    Section 2.21 of the Credit Agreement is hereby amended by deleting the text “Closing Date” appearing therein and inserting the text “First Refinancing Amendment Effective Date” in lieu thereof. and

(p)    Section 4.01 of the Credit Agreement is hereby amended by adding “on the Closing Date” immediately before the period in the last sentence thereof.

(q)    Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.01 attached hereto.

(r)    Schedule 3.15(3) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 3.15(3) attached hereto.

SECTION 4    Representations and Warranties. To induce the other parties hereto to enter into this Refinancing Amendment, each Loan Party that is party hereto represents and warrants to each of the Lenders party hereto and the Administrative Agent that:

(a)    the execution, delivery and performance by each such Loan Party of this Refinancing Amendment has been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, of such Loan Party;

(b)    this Refinancing Amendment has been duly executed and delivered by such Loan Party;

(c)    each of this Refinancing Amendment and the Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to:

(i)    the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally;

(ii)    general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)    implied covenants of good faith and fair dealing; and

(iv)    any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries;

(d)    no approval, consent, exemption, authorization or registration or other action by, or notice to, or filing with any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement by Secured Parties against, any such Loan Party under, this Refinancing Amendment or the Credit Agreement, after giving effect to the amendments pursuant to this Refinancing Amendment and the transactions contemplated hereby or for the consummation of the transactions contemplated hereby, except for:

(i)    the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions;

(ii)    filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions;

(iii)    filings which may be required under Environmental Laws;

(iv)    filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith;

(v)    such as have been made or obtained and are in full force and effect;

(vi)    such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or

(vii)    filings or other actions listed on Schedule 3.04 of the Credit Agreement.

(e)    the execution, delivery and performance by such Loan Party of its obligations under this Refinancing Amendment and its performance under the Credit Agreement, after giving effect to the amendments pursuant to this Refinancing Amendment, are within such Loan Party’s corporate, limited liability company or limited partnership powers, as applicable, and do not and will not (i) contravene the terms of any of such Person’s charter or other similar organizational document or (ii) violate any applicable material Law; in the case of this clause (ii), to the extent that such violations would not reasonably be expected to have a Material Adverse Effect; and

(f)    immediately before and after giving effect to this Refinancing Amendment and the transactions contemplated hereby (i) the representations and warranties of the Borrower and each of the other Loan Parties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the First Refinancing Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) no Default shall have occurred and be continuing as of the First Refinancing Amendment Effective Date, immediately after giving effect to this Refinancing Amendment and the transactions contemplated hereby.

SECTION 5    Effectiveness. This Refinancing Amendment shall become effective as of the date (the “First Refinancing Amendment Effective Date”, which date was August 13, 2018) on which each of the following conditions shall have been satisfied:

(a)    the Administrative Agent (or its counsel) shall have received counterparts of this Refinancing Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Borrower, (iii) each other Loan Party that is party hereto, (iv) the Administrative Agent, (v) each 2018 Other Term Lender specified on Schedule 2.01 and (vi) solely with respect to Section 3 hereof, the Lenders constituting Required Lenders (immediately after giving effect to the incurrence of the 2018 Other Term Loans);

(b)    the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit B to the Credit Agreement (with appropriate modifications to reflect the consummation of the transactions contemplated by this Refinancing Amendment on the First Refinancing Amendment Effective Date);

(c)    the Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Refinancing Amendment and amendment of the Credit Agreement and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(d)    the Administrative Agent shall have received a customary legal opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties;

(e)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated as of the First Refinancing Amendment Effective Date (i) as to the accuracy in all material respects of the representations and warranties specified in Section 4 hereof and (ii) certifying that the condition set forth in clause (f) below has been satisfied;

(f)    no Default exists as of the First Refinancing Amendment Effective Date, both immediately before and immediately after giving effect to this Refinancing Amendment and the transactions contemplated hereby;

(g)    the Administrative Agent and the Refinancing Amendment Arrangers, as applicable, shall have received (or will receive substantially simultaneously with the funding of the 2018 Other Term Loans) payment of all fees and other amounts due and payable on or prior to the First Refinancing Amendment Effective Date and, to the extent invoiced at least 2 Business Days prior to the First Refinancing Amendment Effective Date (or such later date as the Borrower may agree), reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, including the reasonable and reasonably documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent;

(h)    the Borrower shall have made (or substantially concurrently with the funding of the 2018 Other Term Loans will make) the First Refinancing Amendment Prepayment; and

(i)    the Administrative Agent shall have received a “Life-of-Loan” Federal Emergency Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower, and evidence of flood insurance in compliance with the Flood Program, in the event any Mortgaged Property is located in a special flood hazard area.

The Administrative Agent shall notify the Borrower and the 2018 Other Term Lenders of the First Refinancing Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6    Mortgaged Property. Within 90 days of the First Refinancing Amendment Effective Date (or such later date as the Administrative Agent may agree), the Administrative Agent shall have received:

(a)    a fully executed counterpart of an amendment to each existing Mortgage listed on Schedule 3.15(3) hereto (individually, a “Mortgage Amendment” and, collectively, “Mortgage Amendments”; together with such existing Mortgages, as amended by the applicable Mortgage Amendments, if any, individually, an “Amended Mortgage” and, collectively, “Amended Mortgages”), each duly executed by the Borrower or applicable Limited Guarantor, as the case may be, together with evidence that such counterparts have been delivered to the title insurance company insuring the Amended Mortgages for recording;

(b)    a date down and modification endorsement in connection with each existing lender’s title insurance policy insuring each existing Mortgage or to the extent unavailable, a new lender’s title insurance policy, insuring that each Amended Mortgage is a valid and enforceable Lien on the applicable Mortgaged Property, free of any other Liens except Permitted Liens; and

(c)    such affidavits, certificates, information and instruments of indemnification, as shall be required to induce the title company to issue the endorsements and/or title insurance policies contemplated in subparagraph (ii) above and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsements and/or title insurance policies.

SECTION 7    Reaffirmation of Guaranty and Security.

(a)    Each Guarantor party hereto reaffirms its guarantee of the Guaranteed Obligations (as defined in and under the terms and conditions of the Guaranty Agreement) and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each such Guarantor hereby confirms that it consents to the terms of this Refinancing Amendment. Each such Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each such Guarantor now or hereafter existing; (ii) acknowledges and agrees that its guarantee and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Refinancing Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations with respect to such Guarantor).

(b)    Each Loan Party that is party hereto hereby acknowledges that it has reviewed and consents to the terms and conditions of this Refinancing Amendment and the transactions contemplated hereby. In addition, each such Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each such Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secures the 2018 Other Term Loans as part of the Obligations. Each such Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each such Loan Party now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Refinancing Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

(c)    Each Loan Party that is party hereto acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Refinancing Amendment.

SECTION 8    Counterparts. This Refinancing Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Refinancing Amendment is effective as delivery of an original executed counterpart hereof.

SECTION 9    Governing Law; Jurisdiction; Waiver of Jury Trial. THIS REFINANCING AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.11 and 10.15 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 10    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 11    No Novation; Effect of this Refinancing Agreement. This Refinancing Amendment does not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the First Refinancing Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Refinancing Amendment or any other document contemplated hereby shall be construed as a release or other discharge of Holdings or the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Refinancing Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Refinancing Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Each Subsidiary Loan Party further agrees that nothing in the Credit Agreement, this First Refinancing Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Loan Party to any future amendment to the Credit Agreement. This Refinancing Amendment constitutes a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 12    Severability. In the event any one or more of the provisions contained in this Refinancing Amendment or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 13    No Waiver. Except as expressly set forth herein, this Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

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IN WITNESS WHEREOF, the parties hereto have caused this Refinancing Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BJ’S WHOLESALE CLUB, INC.,

By	/s/ Kristyn M. Sugrue
	Name:	Kristyn M. Sugrue
	Title:	Senior Vice President and Treasurer

BJ’S WHOLESALE CLUB HOLDINGS, INC.,

By	/s/ Kristyn M. Sugrue
	Name:	Kristyn M. Sugrue
	Title:	Senior Vice President and Treasurer

EACH OF THE LOAN PARTIES LISTED BELOW, hereby consents to the entering into of this Refinancing Amendment and agrees to the provisions hereof:

BJME OPERATING CORP.,

By	/s/ Narda Shutt
	Name:	Narda E. Shutt
	Title:	Treasurer

BJNH OPERATING CO., LLC,

By	/s/ Narda Shutt
	Name:	Narda E. Shutt
	Title:	Treasurer

NATICK REALTY, INC.,

By	/s/ Kristyn M. Sugrue
	Name:	Kristyn M. Sugrue
	Title:	Vice President

[Signature Page to Refinancing Amendment (BJs)]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Administrative Agent

By:	/s/ Garrett Carpenter
	Name:	Garrett Carpenter
	Title:	Managing Director

[Signature Page to Refinancing Amendment (BJs)]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a 2018 Other Term Lender

By:	/s/ Garrett Carpenter
	Name:	Garrett Carpenter
	Title:	Managing Director

[Signature Page to Refinancing Amendment (BJs)]

I. Election Form (Check Only One of Boxes A and B below):

A.	☐ CONSENT AND CASHLESS SETTLEMENT OPTION:

By checking this box, the undersigned Existing Term Lender hereby (i) consents to the Refinancing Amendment to the First Lien Term Loan Credit Agreement, (ii) agrees to convert (on a cashless basis) 100% of the outstanding principal amount of its Existing Term Loans for 2018 Other Term Loans in an equal principal amount, (iii) acknowledges and agrees that its Conversion Amount may be less than the full principal amount of its Existing Term Loans which it elects to convert hereunder and (iv) constitutes a 2018 Other Term Lender.

B.	☐ ASSIGNMENT SETTLEMENT OPTION:

By checking this box, the undersigned Existing Term Lender hereby agrees to have an amount equal to 100% of the outstanding principal amount of its Existing Term Loans repaid in full in cash in accordance with the terms of the Refinancing Amendment to the First Lien Term Loan Credit Agreement and to promptly purchase from Nomura Corporate Funding Americas, LLC by assignment 2018 Other Term Loans in an equal principal amount post-closing (or such lesser amount allocated to such Existing Term Lender by Nomura Securities International, Inc.).

II. Signature:

Name of Institution:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

[Signature Page to Refinancing Amendment (BJs)]

Schedule 2.01

Commitments

[On file with the Administrative Agent]

Schedule 3.15(3)

Mortgaged Real Property

Club #	Owner	Address/City/State/Zip Code	County
31	Natick Realty, Inc.	40 Black Rock Turnpike Fairfield, CT 06825-5507	Fairfield

52	Natick Realty, Inc.	350 Commerce Blvd. Fairless Hills, PA 19030	Bucks

57	Natick Realty, Inc.	550 Madison Avenue Reading, PA 19605	Berks

67	Natick NJ 1993 Realty Corp.	1001 East Edgar Road Linden, NJ 07036	Union

308	Natick NJ Flemington Realty Corp.	186 State Route 31 Flemington, NJ 08822	Hunterdon